UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2024

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LBSR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 23, 2024, Liberty Star Uranium & Metals Corp.(s’), Board of Directors unanimously appointed Gerardo King as director of our company effective immediately.

Mr. King brings his expertise in finance, financial structuring, mergers & acquisitions, and advisory services to Liberty Star’s board. He is a seasoned, successful investment banker, principal investor, board member, and managing partner with over 25 years of experience in financial services and the mining industry.

As the founder and CEO of Tamesis, a regional boutique investment bank, Mr. King oversees a diverse portfolio of clients and sectors across the U.S.A., Latin America, and Europe. He also serves as a board director at Peak 10 Energy, a leading energy company, providing strategic guidance and oversight on that company’s growth and sustainability initiatives.

Throughout his career, he has successfully closed multiple transactions worth over $25BN. He has structured innovative and complex financing solutions and built and maintained strong relationships with key stakeholders, partners, and colleagues. He has leveraged his expertise in capital markets, asset management, strategic planning, and business development to drive value creation and positive impact to the organizations and communities he has worked with. Mr. King lives in Austin, Texas.

“I am honored and excited to join the board of Liberty Star Minerals and aid the leadership team in consolidating the next development stage of this promising project,” stated Mr. King. “We have a unique opportunity to launch a near-term, high-grade precious metals cash-flow generating platform while we consolidate the vast value of our copper property.”

“I have come to know and admire Gerardo’s insight, experience, and work ethic over the past year,” said Pete O’Heeron, Chairman, Liberty Star Minerals. “His unique expertise in mining joint ventures throughout the world will give us exposure to the many mining companies that could find our mineral opportunities at Hay Mountain and Red Rock Canyon a compelling joint venture opportunity.”

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Mr. Gerardo King since the beginning of our last fiscal year, or any currently proposed transaction with Mr. King in which we were or will be a participant and where the amount involved exceeds $120,000, and in which Mr. King had or will have a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: August 26, 2024,	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO